ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

# Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Quadra Projects Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The undersigned, the President of Quadra Projects Inc., a Nevada corporation (the "Company"), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution creating a series of preferred stock, designated as Series A Preferred of the Company, the following resolution creating a series of preferred stock, designated as Series A Preferred Stock, was duly adopted on October 30, 2009, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the Company by provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), there hereby is created out of the shares of the Company's preferred stock, par value $0.001 per share, of the Company authorized in Section 3 of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Company, to be named "Series A Preferred Stock," consisting of 20,000,000 shares, which series shall have the following the designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

Please see attached;

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer Claude Diedrick, President

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*